UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 15, 2009

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Signature

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

On May 15, 2009, Modine Holding GmbH (“Modine Holding”) and Modine Europe GmbH (“Modine Europe”), each a subsidiary of Modine Manufacturing Company (the "Company" or "Modine"), entered into a Credit Facility Agreement (the “Credit Facility”) with Deutsche Bank AG (“Deutsche Bank”).  Modine Holding and Modine Europe are referred to herein as the “Borrowers.”

Under the terms of the Credit Facility, Deutsche Bank is making a revolving credit facility in the amount of 20,000,000.00 euros available to the Borrowers.  The Borrowers are in the process of completing closing requirements to obtain access to amounts available under the Credit Facility.  The Credit Facility is available to the Borrowers until May 14, 2010 and is secured by the assets of Modine Holding and its subsidiaries.  Under the Credit Facility, the Borrowers will pay interest rates of 2.5% over the Euro OverNight Index Average for cash advances and 2.5% over EURIBOR for fixed rate loans.

As described in the Company’s Current Report on Form 8-K dated February 17, 2009, under the terms of the Company’s (i) Amended and Restated Credit Agreement, as amended (the “Credit Agreement”); (ii) Note Purchase Agreement (2006), as amended; and (iii) Note Purchase Agreement (2005), as amended, the Company is permitted to incur up to 35,000,000 euros of additional indebtedness in its Original Equipment – Europe segment.  The Credit Facility constitutes a portion of such allowable additional indebtedness.  As provided in the Credit Agreement, the revolving credit facility aggregate commitment amount of $175,000,000 available under the Credit Agreement will be reduced by $15,000,000 when the indebtedness under the Credit Facility is incurred or the Credit Facility is effective.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.03 in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Thomas A. Burke
Thomas A. Burke President and Chief Executive Officer

By: /s/ Margaret C. Kelsey
Margaret C. Kelsey Vice President - Corporate Development and General Counsel and Secretary

Date: May 21, 2009